EXHIBIT 31.3

Certification Pursuant to Section 302 of Sarbanes-Oxley Act of 2002

I, Maureen Hewitt, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of InnovAge Holding Corp.; and
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: October 28, 2021

/s/ Maureen Hewitt
Maureen Hewitt
Director & Chief Executive Officer